UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2013

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32179	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Charmany Drive

Madison, WI  53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.                     Entry into a Material Definitive Agreement.

On June 18, 2013, Exact Sciences Corporation (the “Company,” “we,” “us” and “our”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC and Robert W. Baird & Co. Incorporated, as representatives of the several underwriters (the “Underwriters”), relating to the issuance and sale of 5,500,000 shares of the Company’s common stock, par value $0.01 per share. The price to the public in this offering is $12.35 per share, and the Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $11.61 per share. The net proceeds to us from this offering are expected to be approximately $63.7 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The offering is expected to close on or about June 21, 2013, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 825,000 shares of common stock.

The offering is being made pursuant to our effective registration statements on Form S-3 (Registration Statement No. 333-187000) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5 hereto.

On June 17, 2013, we issued a press release announcing that we had commenced the offering. On June 18, 2013, we issued a press release announcing that we had priced the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item                      9.01.                     Financial Statements and Exhibits.

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: June 18, 2013	By:	/s/ Maneesh Arora
Maneesh Arora
Chief Operating Officer and Chief Financial Officer

Exhibit No.	Exhibit Description

1	Underwriting Agreement, dated June 18, 2013

5	Opinion of K&L Gates LLP

23	Consent of K&L Gates LLP (included in Exhibit 5)

99.1	Press Release, dated June 17, 2013

99.2	Press Release, dated June 18, 2013